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[BARR LABORATORIES LOGO]

                                                                  Exhibit 99.0

2 Quaker Road                                          N E W S   R E L E A S E
Pomona, NY 10970
845-362-1100

CONTACT:    Carol A. Cox, 845-348-6808    EMAIL:    ccox@barrlabs.com

            BARR ANNOUNCES DISMISSAL OF TAMOXIFEN ANTITRUST LAWSUITS

Pomona, NY, May 15, 2003...Barr Laboratories, Inc. (NYSE-BRL) today announced that the U.S. District Court for the Eastern District of New York has granted its motion to dismiss in the In Re Tamoxifen Citrate Antitrust Litigation. In the order, U.S. District Judge I. Leo Glasser dismissed the plaintiffs' claim that the 1993 settlement agreement between Barr and AstraZeneca violated federal antitrust statutes, as well as the antitrust and/or consumer protection statutes of various states. Plaintiffs had argued that the settlement insulated Barr and AstraZeneca from generic competition, and resulted in artificially inflated Tamoxifen prices.

"Judge Glasser's decision vindicates our ability to settle patent challenge cases," said Bruce L. Downey, Barr's Chairman and Chief Executive Officer. "This particular settlement saved breast cancer patients millions of dollars that would not have been available if we had not entered into this agreement."

In 1993, as a result of a patent challenge, Barr and AstraZeneca entered into an agreement that resulted in the distribution by Barr of a more affordable version of AstraZeneca's Nolvadex(R) treatment for breast cancer. That agreement expired in August 2002. AstraZeneca's pediatric exclusivity, which prevented generic competition, expired in February 2003. Barr launched its generic version of Tamoxifen Citrate in February 2003. Approximately 30 putative class action complaints were filed by consumers and/or third party payors in state and federal courts against Barr and AstraZeneca. All complaints were consolidated in the U.S. District Court for the Eastern District of New York. The order dismissed both the state and federal claims. A prior investigation into this agreement by the U.S. Department of Justice was closed without further action.

Barr Laboratories, Inc. is a specialty pharmaceutical company engaged in the development, manufacture and marketing of generic and proprietary pharmaceuticals.

SAFE HARBOR STATEMENT: TO THE EXTENT THAT ANY STATEMENTS MADE IN THIS REPORT CONTAIN INFORMATION THAT IS NOT HISTORICAL, THESE STATEMENTS ARE ESSENTIALLY FORWARD-LOOKING. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT CANNOT BE PREDICTED OR QUANTIFIED AND, CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE: THE DIFFICULTY IN PREDICTING THE TIMING AND OUTCOME OF LEGAL PROCEEDINGS, INCLUDING THOSE RELATING TO PATENT CHALLENGE SETTLEMENTS AND PATENT INFRINGEMENT CASES; THE DIFFICULTY OF PREDICTING THE TIMING OF U.S. FOOD AND DRUG ADMINISTRATION, OR FDA, APPROVALS; COURT AND FDA DECISIONS ON EXCLUSIVITY PERIODS; THE ABILITY OF COMPETITORS TO EXTEND EXCLUSIVITY PERIODS PAST INITIAL PATENT TERMS; MARKET AND CUSTOMER ACCEPTANCE AND DEMAND FOR OUR PHARMACEUTICAL PRODUCTS; REIMBURSEMENT POLICIES OF THIRD PARTY PAYORS; OUR ABILITY TO MARKET OUR PROPRIETARY PRODUCTS; THE SUCCESSFUL INTEGRATION OF ACQUIRED BUSINESSES AND PRODUCTS INTO OUR OPERATIONS; THE USE OF ESTIMATES IN THE PREPARATION OF OUR FINANCIAL STATEMENTS; THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING; THE ABILITY TO DEVELOP AND LAUNCH NEW PRODUCTS ON A TIMELY BASIS; THE AVAILABILITY OF RAW MATERIALS; AVAILABILITY OF ANY PRODUCT WE PURCHASE AND SELL AS A DISTRIBUTOR; THE REGULATORY ENVIRONMENT; FLUCTUATIONS IN OPERATING RESULTS, INCLUDING SPENDING FOR RESEARCH AND DEVELOPMENT, SALES AND MARKETING AND PATENT CHALLENGE ACTIVITIES; AND, OTHER RISKS DETAILED FROM TIME-TO-TIME IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS "EXPECTS," "PLANS," "WILL," "MAY," "ANTICIPATES," "BELIEVES," "SHOULD," "INTENDS," "ESTIMATES," AND OTHER WORDS OF SIMILAR MEANING. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT CANNOT BE PREDICTED OR QUANTIFIED AND, CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENT. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS.

[EDITOR'S ADVISORY: Barr Laboratories, Inc. news releases are available free of charge through PR Newswire's News On-Call fax service. For a menu of Barr's previous releases, or to receive a specific release via fax call:
800-758-5804 -- ext. 089750. Nolvadex is a registered trademark of AstraZeneca]

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